UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2022

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                            Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On July 18, 2022, Sesen Bio, Inc. (the “Company”) announced that it has executed an asset purchase agreement (the “Asset Purchase Agreement”) with F. Hoffmann-La Roche Ltd and Hoffman-La Roche Inc. (“Roche”) pursuant to which Roche purchased all patent rights and know-how related to the monoclonal antibody EBI-031 and all other IL-6 anti-IL antagonist monoclonal antibody technology owned by the Company (collectively, the “Intellectual Property”) for up to $70 million. As a result of the Asset Purchase Agreement, the Company’s previous license agreement with Roche dated June 10, 2016 (the “Roche License Agreement”) was terminated resulting in no further diligence, milestone or royalty payment obligations under the Roche License Agreement. Prior to the termination of the Roche License Agreement, the Company had received $50 million in upfront and milestone payments from Roche.

The Asset Purchase Agreement includes a $40 million payment to Sesen Bio upon execution of the Asset Purchase Agreement, and an additional $30 million payment to Sesen Bio that is conditioned upon Roche’s initiation of a Phase 3 clinical trial with EBI-031 for a defined indication prior to December 31, 2026.

The Company entered into the Roche License Agreement in June 2016 pursuant to which the Company granted Roche an exclusive, worldwide license to develop and commercialize the Licensed Intellectual Property. EBI-031, a humanized monoclonal antibody that potently binds IL-6 and inhibits all known forms of IL-6 cytokine signaling, is currently being developed by Roche for the potential treatment of ocular diseases.

As previously disclosed, Sesen Bio has initiated a process to review potential strategic alternatives with the goal of maximizing shareholder value. The Company believes the Asset Purchase Agreement and the associated proceeds have the potential to enable a favorable strategic transaction by increasing the range and attractiveness of strategic alternatives that the Company is able to consider.

The foregoing description of the terms of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the Company’s belief that the Asset Purchase Agreement and the associated proceeds have the potential to enable a favorable strategic transaction by increasing the range and attractiveness of strategic alternatives that the Company is able to consider, which are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including the risk that the Company may not be successful in identifying one or more strategic alternatives or ultimately pursuing a strategic alternative that delivers the anticipated benefits or enhances shareholder value, among other risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission (the “SEC”). The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

Item 1.02 – Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 regarding termination of the Roche License Agreement is hereby incorporated by reference into this Item 1.02. The terms of the Roche License Agreement are more fully described in the Company’s Form 8-K filed with the Securities and Exchange Commission on June 13, 2016.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of July 15, 2022 by and among Sesen Bio, Inc., F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* In accordance with Item 601(b)(10)(iv) of Regulation S-K, certain provisions of the Asset Purchase Agreement have been redacted. The Company will provide an unredacted copy of the exhibit on a supplemental basis to the SEC or its staff upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 18, 2022

Sesen Bio, Inc.

By:	/s/ Thomas R. Cannell, D.V.M.
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer